Exhibit 10.4

SECOND A&R NOTE GUARANTY

THIS SECOND A&R NOTE GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note Guaranty”) is entered into as of January 13, 2025, by and among Subsidiaries of the Issuer (as defined in the Second A&R Note) from time to time party hereto (the “Note Guarantors”), and Glencore Canada Corporation, having an office at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, as Noteholder (the “Noteholder”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Amended and Restated Convertible Note issued by the Issuer to the Noteholder, on March 25, 2024, having a principal amount of $114,615,632 (as amended, supplemented or otherwise modified from time to time, the “Second A&R Note”), which amends, restates, consolidates and supersedes that certain (i) convertible note (the “Original Convertible Note”), held by the Noteholder and originally issued by the Issuer pursuant to that certain note purchase agreement, dated as of May 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “ Initial Note Purchase Agreement”) between the Issuer and the Noteholder, (ii) that certain note issued in respect of the then outstanding PIK Amount of $8,806,414.26 held by the Noteholder and originally issued by the Issuer on November 30, 2023, pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement and (iii) that certain note issued in respect of the then outstanding PIK Amount of $5,809,217.74 held by the Noteholder and originally issued by the Issuer on March 25, 2024 pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement.

Each Note Guarantor has obtained benefits from the amendment and restatement of the Original Convertible Note.

Pursuant to the Second A&R Note, each Note Guarantor is required to enter into this Note Guaranty prior to or upon the occurrence of the Modification Date (as defined in the Second A&R Note).

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions of Certain Terms Used Herein. As used in this Note Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Accommodation Payments” has the meaning assigned to such term in Section 2.09(a).

“Article” means a numbered article of this Note Guaranty, unless another document is specifically referenced.

“Effective Date” has the meaning assigned to such term in Section 4.01.

“Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Exhibit” refers to a specific exhibit to this Note Guaranty, unless another document is specifically referenced.

“Finance Documents” means the Second A&R Note, this Note Guaranty, the Collateral Documents and each Intercreditor Agreement (if any).

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01(a).

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Initial Note Purchase Agreement” has the meaning assigned to such term in the Preliminary Statement.

“Issuer” has the meaning assigned to such term in the preamble.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(b).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Note Guarantor” has the meaning assigned to such term in the preamble.

“Note Guaranty” has the meaning assigned to such term in the preamble.

“Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of March 25, 2024, by and among the Issuer, Glencore Ltd., a Swiss company having an address at 330 Madison Ave., New York, NY 10017, and the Noteholder, as the purchaser and collateral agent.

“Noteholder” has the meaning assigned to such term in the Second A&R Note.

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Original Convertible Note” has the meaning assigned to such term in the Preliminary Statement.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Second A&R Note” has the meaning assigned to such term in the Preliminary Statement.

“Section” means a numbered section of this Note Guaranty, unless another document is specifically referenced.

“Subsidiary Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A to the U.S. Security Agreement, or otherwise in form and substance reasonably agreed by the Noteholder and Issuer; it being understood and agreed that any Subsidiary Joinder Agreement executed by any Subsidiary that is not a U.S. Subsidiary may include such modifications as may be necessary to reflect the fact that such Subsidiary may not become a party to the U.S. Security Agreement.

“UFCA” has the meaning assigned to such term in Section 2.09(b).

“UFTA” has the meaning assigned to such term in Section 2.09(b).

“U.S. Security Agreement” means that certain Second U.S. Pledge and Security Agreement among Li-Cycle U.S. Inc., each other U.S. Subsidiary of the Issuer from time to time party thereto as a grantor and the Noteholder, dated as of the date hereof.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

SECTION 1.02 Terms Defined in the Second A&R Note. All capitalized terms used in this Note Guaranty and not otherwise defined herein shall have the meanings assigned to such terms in the Second A&R Note or the Note Purchase Agreement, as applicable. The terms of Section 19 of the Second A&R Note shall apply to this Note Guaranty, mutatis mutandis. Notwithstanding anything to the contrary contained herein, the terms hereof shall be subject in all respects to the Agreed Security Principles (as defined in the 2024 Secured Note), which are incorporated herein mutatis mutandis. To the extent that the jurisdiction of organization of any Note Guarantor that becomes a party to this Note Guaranty pursuant to Section 3.04 requires the insertion of any additional provision in this Note Guaranty, any new defined term referenced therein will be deemed to be automatically incorporated by reference into this Section 1.02.

ARTICLE 2

NOTE GUARANTY

From the Effective Date, and thereafter until the Specified Date:

SECTION 2.01 Guaranty. Except as otherwise provided for herein (including under Section 3.14), each Note Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Noteholder, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations, including amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), together with any and all expenses which may be incurred by the Noteholder in collecting any of the Obligations that are reimbursable in accordance with Section 5(c) of the Note Purchase Agreement (collectively, the “Guaranteed Obligations”). Each Note Guarantor further agrees that all or any portion of the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. In addition, if any or all of the Guaranteed Obligations become due and payable hereunder each Note Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Noteholder, on demand. Each Note Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Issuer upon the occurrence of any of Bankruptcy Event of Default of the Second A&R Note and thereafter irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Noteholder. This Note Guaranty is a continuing one and shall remain in full force and effect until the Specified Date (or, with respect to any Note Guarantor, until the release of such Note Guarantor from its obligations hereunder in accordance with Section 3.14 hereof), and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

SECTION 2.02 Guaranty of Payment. This Note Guaranty is a guaranty of payment and not of collection. Each Note Guarantor waives any right to require the Noteholder to sue the Issuer, any Note Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Issuer, each Note Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Noteholder may enforce this Note Guaranty in accordance with the express provisions of the Second A&R Note.

SECTION 2.03 No Discharge or Diminishment of Note Guaranty.

(a)  Except as otherwise provided for herein (including under Section 3.14), the obligations of each Note Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other right which any Note Guarantor may have at any time against any Obligated Party, the Noteholder or any other Person, whether in connection herewith or in any unrelated transaction; (v) any direction as to application of payments by the Issuer or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Issuer or (ix) any payment made to the Noteholder on the Guaranteed Obligations which the Noteholder repays to the Issuer pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Note Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b)  Except for termination of such Note Guarantor’s obligations hereunder or as expressly permitted by Section 3.14, the obligations of each Note Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Applicable Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)  Further, the obligations of any Note Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Noteholder to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations (subject to (x) any applicable limitation under Applicable Law set forth in Section 2.12 and/or Section 2.13, which agreement relating to the Guaranteed Obligations shall, if required by such Applicable Law, remain unchanged unless the relevant affected Note Guarantor otherwise provides its express consent in writing and (y) to the extent required by Applicable Law, the procurement of appropriate consents by the applicable governing body of such Note Guarantor and the taking of any other necessary corporate or similar organizational action); (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Noteholder with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Note Guarantor or that would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.14.

SECTION 2.04 Defenses Waived. To the fullest extent permitted by Applicable Law, and except for termination of a Note Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.14), each Note Guarantor hereby waives any defense based on or arising out of any defense of the Issuer or any other Note Guarantor or arising out of the disability of the Issuer or any other Note Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Note Guarantor. Without limiting the generality of the foregoing, each Note Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by Applicable Law, any notice not provided for herein or in any other Finance Document, including any notice of nonperformance, notice of protest, notice of dishonor, notice of acceptance of this Note Guaranty, and any notice of the existence, creation or incurrence of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by Applicable Law and to the extent the relevant requirement cannot be waived) to require the Noteholder to (i) proceed against the Issuer, any other guarantor or any other party, (ii) proceed against or exhaust any Lien from the Issuer, any other relevant Note Guarantor or any other party or (iii) pursue any other remedy in the Noteholder’s power whatsoever. The Noteholder may, at its election and in accordance with the terms of the applicable Finance Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by Applicable Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Noteholder may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Note Guarantor under this Note Guaranty, except as otherwise provided in Section 3.14. To the fullest extent permitted by Applicable Law, each Note Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to Applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Note Guarantor against any Obligated Party or any security.

SECTION 2.05 Authorization. Each Note Guarantor authorizes the Noteholder without notice or demand (except as may be required by Applicable Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.14), from time to time, subject to each applicable Intercreditor Agreement and the terms of the referenced Finance Documents, to:

(a)  change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any Lien therefor, or any liability incurred directly or indirectly in respect thereof, and this Note Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered (but in any event subject to (x) any applicable limitation under Applicable Law set forth in Section 2.12 and/or Section 2.13, which agreement relating to the Guaranteed Obligations shall, if required by such Applicable Law, remain unchanged unless the relevant affected Note Guarantor otherwise provides its express consent in writing and (y) to the extent required by Applicable Law, the procurement of appropriate consents by the applicable governing body of such Note Guarantor and the taking of any other necessary corporate or similar organizational action;

(b)  take and hold any Lien for the payment of all or any part of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)  exercise or refrain from exercising any rights against the Issuer, any other Note Party or others or otherwise act or refrain from acting;

(d)  release or substitute any endorser, any guarantor, the Issuer, any other Note Party and/or any other obligor;

(e)  settle or compromise any of the Guaranteed Obligations, any Lien therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer to its creditors other than the Noteholder;

(f)  apply any sum by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer to the Noteholder regardless of what liability or liabilities of the Issuer remain unpaid;

(g)  consent to or waive any breach of, or any act, omission or default under, this Note Guaranty, the Second A&R Note, any other Finance Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Note Guaranty, the Second A&R Note, any other Finance Document, or any of such other instruments or agreements; and/or

(h)  take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Note Guarantors from their respective liabilities under this Note Guaranty.

SECTION 2.06 Rights of Subrogation. No Note Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Note Party in respect of this Note Guaranty until the occurrence of the Specified Date (or the release of such Note Guarantor from its obligations hereunder in accordance with Section 3.14 hereof); provided that if any amount is paid to such Note Guarantor on account of such subrogation rights at any time prior to the Specified Date (or such date on which such Note Guarantor is released from its obligations hereunder in accordance with Section 3.14 hereof), then unless such Note Guarantor has already discharged its liabilities under this Note Guaranty in an amount equal to such Note Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Note Guarantor in trust for the benefit of the Noteholder and shall forthwith be paid by the recipient Note Guarantor to the Noteholder to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 2.07 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Issuer or otherwise, each Note Guarantor’s obligations under this Note Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Note Guarantors forthwith on demand by the Noteholder.

SECTION 2.08 Information. Each Note Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Note Guarantor assumes and incurs under this Note Guaranty, and agrees that the Noteholder shall not have any duty to advise any Note Guarantor of information known to it regarding those circumstances or risks.

SECTION 2.09 Contribution; Subordination; Maximum Liability.

(a)  In the event that any Note Guarantor (a “Paying Guarantor”) makes any payment or payments under this Note Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Note Guaranty (each such payment or loss, an “Accommodation Payment”), each other Note Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such

Accommodation Payment by such Paying Guarantor. For purposes of this Article 2, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any Accommodation Payment by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Note Guarantors hereunder (including such Paying Guarantor) as of such date.

(b)  As of any date of determination the “Maximum Liability” of each Note Guarantor:

(i) that is a U.S. Note Party shall be equal to the maximum amount of liability which could be asserted against such Note Guarantor hereunder and under the Second A&R Note without (i) rendering such Note Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Note Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Note Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA;

(ii) that is a Swiss Note Guarantor (as defined in Section 2.12(a) below) shall be determined as provided for in Section 2.12(a) below; and

(iii) that is a German Note Guarantor (as defined in Section 2.12(b) below) shall be determined as provided for in Section 2.12(b) below.

(c)  Nothing in this provision shall affect any Note Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Note Guarantor’s Maximum Liability). Each of the Note Guarantors covenants and agrees that its right to receive any contribution under this Note Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Obligations until the Specified Date (or until the date on which such Note Guarantor is released from its obligations hereunder in accordance with Section 3.14 hereof). If, prior to the Specified Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Note Guarantor as trustee for the Noteholder and be paid over to the Noteholder on account of the Obligations, but without affecting or impairing in any manner the liability of such Note Guarantor under the other provisions of this Note Guaranty. This provision is for the benefit of the Noteholder.

(d)  It is the desire and intent of the Note Guarantors and the Noteholder that this Note Guaranty shall be permitted to be enforced against the Note Guarantors to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Note Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Applicable Law affecting the rights of creditors generally, if the obligations of any Note Guarantor under this Note Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Note Guarantor’s liability under this Note Guaranty, then, notwithstanding any other provision of this Note Guaranty to the contrary, the amount of such liability shall, without any further action by the Note Guarantors or the Noteholder, be automatically limited and reduced to such Note Guarantor’s Maximum Liability. Each Note Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Note Guarantor without impairing this Note Guaranty or affecting the rights and remedies of the Noteholder hereunder; provided that nothing in this sentence shall be construed to increase any Note Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 2.10 Representations and Warranties. As, when and to the extent required in accordance with the terms of the Second A&R Note, each Note Guarantor hereby makes each applicable representation and warranty made in the Finance Documents and Note Purchase Agreement by the Issuer with respect to such Note Guarantor and each Note Guarantor hereby further acknowledges and agrees that such Note Guarantor has, independently and without reliance upon the Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Note Guaranty and each other Finance Document to which it is or is to be a party, and such Note Guarantor has established adequate means of obtaining from each other Note Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Note Guarantor.

SECTION 2.11 Covenants. Each Note Guarantor covenants and agrees that until the Specified Date, such Note Guarantor will perform and observe all of the applicable terms, covenants and agreements set forth in the Transaction Documents that the Issuer has agreed to cause such Note Guarantor to perform or observe. Until the Specified Date, no Note Guarantor shall, without the prior written consent of the Noteholder, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Issuer or any Note Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Note Guarantor from commencing or joining with the Issuer or Note Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

SECTION 2.12 Local Law Guaranty Limitations. Notwithstanding anything to the contrary contained in this Note Guaranty or in any other Finance Document, it is acknowledged and agreed that the liability of each Note Guarantor that is not a U.S. Note Party shall be limited as follows:

(a)  Swiss Note Guarantor Guaranty Limitations.

(i) If and to the extent that a Note Guarantor organized under the laws of Switzerland (a “Swiss Note Guarantor”) becomes liable under this Note Guaranty or any other Finance Document for obligations of its Affiliates (as defined in the Second A&R Note) which are not its wholly-owned direct or indirect Subsidiaries and if this would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Note Guarantor or if the incurrence or payment of such liability would otherwise be restricted under then applicable Swiss law (the “Restricted Obligations”), the aggregate liability of such Swiss Note Guarantor for Restricted Obligations shall be limited to the amount of freely disposable equity (frei verwendbares Eigenkapital) (including, without limitation, any statutory reserves which can be transferred into unrestricted distributable reserves) of such Swiss Note Guarantor at the time of enforcement, as determined in accordance with Swiss law and Swiss accounting principles (the “Swiss Maximum Amount”), provided that this is a requirement under then applicable mandatory Swiss law and it is understood that such limitation shall not free such Swiss Note Guarantor from its obligations in excess of the Swiss Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(ii) Promptly after having been requested to perform the Restricted Obligations under this Note Guaranty or any other Finance Document (but in any event within not more than 60 Business Days after the relevant request having been made), the Swiss Note Guarantor shall (and with respect to sub-paragraph (y)(c) below, each Note Party shall) (x) perform any obligations which are not affected by the above limitations, and (y) if and to the extent required by Applicable Law applicable to such Swiss Note Guarantor or reasonably requested by the Noteholder:

(A) provide the Noteholder with an interim balance sheet audited by the statutory auditors of the Swiss Note Guarantor setting out the Swiss Maximum Amount;

(B) convert restricted reserves into reserves freely available for distribution as dividends (to the extent permitted by mandatory Swiss law); and

(C) take any further corporate and other action as may be required by law (such as board and shareholders’ approvals and the receipt of any confirmations from the Swiss Note Guarantor’s statutory auditors) and other measures reasonably necessary to allow the Swiss Note Guarantor to make the payments agreed under this Note Guaranty or any other Finance Document with a minimum of limitations and, promptly thereafter, pay up to the Swiss Maximum Amount to the Noteholder.

(iii) If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Section 2.12, then each Note Party and the relevant Swiss Note Guarantor shall (x) to the extent permitted by Applicable Law, revalue and/or realize any of such Swiss Note Guarantor’s assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, in case of realisation, however, only if such assets are not necessary for the Swiss Note Guarantor’s business (nicht betriebsnotwendig) and (y) reduce the Swiss Note Guarantor’s share/quota capital to the minimum allowed under then Applicable Law.

(b)  German Note Guarantor Guaranty Limitations.

(i) The right to demand payment under this Note Guaranty and to enforce the Note Guaranty against a Note Guarantor incorporated in Germany as a private limited company (Gesellschaft mit beschränkter Haftung) (a “German Note Guarantor”), to the extent the Note Guaranty relates to obligations of a direct or indirect shareholder of the German Note Guarantor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the German Note Guarantor), shall be limited to the amount which may be paid by it or enforced against it without causing a Capital Impairment as determined by application of the following paragraphs (“German Maximum Amount”):

(1)  A “Capital Impairment” occurs if the payment or enforcement causes (A) the German Note Guarantor’s net assets to be (determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, “HGB”) consistently applied by the German Note Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 of the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”) and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the German Note Guarantor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the German Note Guarantor’s liabilities, consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B (but disregarding, for the avoidance of doubt, any provisions (Rückstellungen) in respect of this Note Guaranty), C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 or section 268 subsection (8) HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Guaranteed Obligations) and in each case subject to the adjustments under in sub-paragraph (2) below (the “Net Assets”) to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or (B) if the German Note Guarantor’s Net Assets are already less than its registered share capital, the German Note Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz).

(2)  For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the stated share capital (Stammkapital) of the German Note Guarantor registered after the date of this Agreement without the prior written consent of the Noteholder shall not be taken into account; (B) any funds received by the Issuer under the Note Purchase Agreement which have been or are on-lent or otherwise passed on to the relevant German Note Guarantor or to any subsidiary of such German Note Guarantor and have not yet been repaid at the time when payment of a Guaranteed Obligation is demanded, shall be disregarded as assets; (C) loans provided to the German Note Guarantor by the Issuer or any subsidiary of the Issuer which are subordinated by law or by contract shall be disregarded as liabilities; and (D) any loans or other liabilities of the German Note Guarantor incurred in violation of any of the provisions of the Finance Documents shall be disregarded as liabilities.

(ii) The limitation of the Note Guaranty of the German Note Guarantor to the German Maximum Amount shall only apply if and to the extent that the managing director(s) (Geschäftsführer) of the relevant German Note Guarantor on behalf of relevant German Note Guarantor have confirmed in writing to the Noteholder within 10 (ten) Business Days following the Noteholder’s demand under the Note Guaranty to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the German Note Guarantor and a detailed calculation of the amount of the Net Assets and share capital (taking into account the adjustments set out in sub-paragraph (2) above) of the German Note Guarantor. The relevant German Note Guarantor shall fulfil its obligations under the Note Guaranty within 3 (three) Business Days of providing the Management Determination (and the Noteholder shall be entitled to enforce the Note Guaranty) in an amount which pursuant to the Management Determination would not cause a Capital Impairment (irrespective of whether or not the Noteholder agrees with the Management Determination).

(iii) If the Noteholder, acting reasonably, disagrees with the Management Determination, the German Note Guarantor shall, in consultation with the Noteholder, instruct (at its own cost and expense) a firm of auditors of international standing and reputation to draw-up within 20 (twenty) Business Days (or such longer period as has been agreed between the German Note Guarantor and the Noteholder) from the date the Noteholder has contested the Management Determination an up-to-date balance sheet of the German Note Guarantor together with a detailed calculation of the amount of the Net Assets and share capital and to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Auditor’s Determination”). The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all parties. The German Note Guarantor shall fulfil its obligations under the Guarantee within 3 (three) Business Days of providing the Auditor’s Determination (and the Noteholder shall be entitled to enforce the Note Guaranty) in an amount which pursuant to the Auditor’s Determination would not cause a Capital Impairment.

(iv) If and to the extent that the Note Guaranty has been enforced without regard to the German Maximum Amount because the amount payable under the Note Guaranty resulting from the Auditor’s Determination is lower than the respective amount resulting from the Management Determination, the Noteholder shall upon demand of the relevant German Note Guarantor repay the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand under the Note Guaranty was made.

(v) The limitation of the Note Guaranty of the German Note Guarantor to the German Maximum Amount does not apply (A) if the German Note Guarantor does not provide the Management Determination within the time frame set out above; (B) to any amounts which correspond to funds that have been received by the Issuer under the Note Purchase Agreement and have been on-lent to, or otherwise been passed on to, the relevant German Note Guarantor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still outstanding at the date demand under the Note Guaranty is made; (C) to any amounts payable under the Note Guaranty if and as long as the German

Note Guarantor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the Note Guaranty as dominated company with the Issuer or the relevant other Note Guarantor whose obligations are secured by the Note Guaranty of the German Note Guarantor (and which shall be enforced against the German Note Guarantor) as dominating company; (D) if and to the extent the German Note Guarantor holds a fully recoverable loss compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Issuer or the relevant other Note Guarantor whose obligations are secured by the Note Guaranty of the German Note Guarantor (and which shall be enforced against the German Note Guarantor) that can be accounted for in the balance sheet as full value; (E) if the German Note Guarantor is insolvent; or (F) if and to the extent (based on changes in law or based on a decision of the Federal Supreme Court (BGH)) the enforcement of the Note Guaranty granted by any German Note Guarantor under this Agreement does not result in a personal liability of the managing directors (Geschäftsführer) of the German Note Guarantor including pursuant to section 43 GmbHG, each as amended, supplemented and/or replaced from time to time.

(vi) If the Management Determination shows that a Capital Impairment would occur upon payment under the Note Guaranty, the relevant German Note Guarantor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the Note Guaranty. If the relevant assets are necessary for the business of that German Note Guarantor (betriebsnotwendig), it will use its best efforts to realize the higher market value (including by sale and lease-back or similar measures).

(vii) Sections 2.09(b)(iii) and this Section 2.12(b) shall apply mutatis mutandis if the Note Guaranty is granted by a German Note Guarantor incorporated as a limited liability partnership (KG) in relation to each general partner (Komplementär) incorporated as a limited liability company (GmbH) or the Guarantee is granted by a German Note Guarantor incorporated as a partnership (OHG) in relation to each partner incorporated as a limited liability company (GmbH).

SECTION 2.13    Additional Foreign Guarantor Limitations/Waivers. To the extent that the jurisdiction of organization of any Note Guarantor that becomes a party to this Note Guaranty pursuant to Section 3.04 requires the inclusion of any additional local law provisions and limitations with respect to such new Note Guarantor’s Guaranteed Obligations, such provisions, set out in the Subsidiary Joinder Agreement (if any), shall be deemed to be automatically incorporated by reference into this Section 2.13.

SECTION 2.14    Taxes. Each Note Guarantor shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied pursuant to applicable local, foreign, or domestic laws, from any payment to be made on or in connection with this Note Guaranty or the Second A&R Note. Provided that the Note Guarantor remits such withheld amount to the relevant government authority or agency pursuant to applicable local, foreign, or domestic laws and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Noteholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Note Guarantor’s obligations under this Note Guaranty.

ARTICLE 3

GENERAL PROVISIONS

SECTION 3.01 Liability Cumulative. The liability of each Note Guarantor under this Note Guaranty is in addition to and shall be cumulative with all liabilities of such Note Guarantor to the Noteholder under the Second A&R Note and the other Finance Documents to which such Note Guarantor is a party or in respect of any obligations or liabilities of the other Note Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 3.02 No Waiver; Amendments. No delay or omission of the Noteholder in exercising any right or remedy granted under this Note Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Note Guaranty whatsoever shall be valid unless in writing signed by the Note Guarantors and the Noteholder in accordance with Section 14 of the Second A&R Note and then only to the extent specifically set forth in such writing.

SECTION 3.03 Severability of Provisions. To the extent permitted by Applicable Law, any provision of this Note Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Note Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.04 Additional Subsidiaries. Subsidiaries of the Issuer may be required to enter into this Note Guaranty as Note Guarantors pursuant to and in accordance with Section 6 of the Second A&R Note. Upon execution and delivery by any such Subsidiary of a Subsidiary Joinder Agreement, such Subsidiary shall become a Note Guarantor hereunder with the same force and effect as if originally named as a Note Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Note Guarantor hereunder or any other Person. The rights and obligations of each Note Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Note Guarantor as a party to this Note Guaranty.

SECTION 3.05 Headings. The titles of and section headings in this Note Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Note Guaranty.

SECTION 3.06 Entire Agreement. This Note Guaranty and the Transaction Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 3.07 CHOICE OF LAW. THIS NOTE GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE GUARANTY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.08 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO

THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(b)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c)  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED IN SECTION 23(A) OF THE SECOND A&R NOTE. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS NOTE GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 3.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 3.10 Counterparts. This Note Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Note Guaranty by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Note Guaranty. It is understood and agreed that, subject to any Applicable Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Note Guaranty shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

SECTION 3.11 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE GUARANTEE OF THE GUARANTEED OBLIGATIONS GRANTED TO THE NOTEHOLDER, PURSUANT TO THIS NOTE GUARANTY AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTEHOLDER ARE SUBJECT TO THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT AND THIS NOTE GUARANTY, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECTION 3.12 Successors and Assigns. Whenever in this Note Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Note Guarantor or the Noteholder that are contained in this Note Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not restricted) under the Second A&R Note, no Note Guarantor may assign any of its rights or obligations hereunder without the written consent of the Noteholder.

SECTION 3.13 Survival of Agreement. Without limitation of any provision of the Second A&R Note, all covenants, agreements, indemnities, representations and warranties made by the Note Guarantors in the Finance Documents and in the certificates or other instruments delivered in connection with or pursuant to this Note Guaranty or any other Finance Document shall be considered to have been relied upon by the Noteholder and shall survive the execution and delivery of the Transaction Documents and the purchase of the Second A&R Note, regardless of any investigation made by the Noteholder or the Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Second A&R Note, and shall continue in full force and effect until the Specified Date, or with respect to any individual Note Guarantor until such Note Guarantor is otherwise released from its obligations under this Note Guaranty in accordance with Section 3.14.

SECTION 3.14    Release of Note Guarantors.

(a)  The Note Guaranty shall continue in effect from and after the Effective Date until the Specified Date. Notwithstanding anything in this Note Guaranty to the contrary, (a) any Note Guarantor shall automatically be released from its obligations under this Note Guaranty (and any Lien granted by such Grantor pursuant to the Collateral Documents shall be automatically released) (i) upon the consummation of any transaction or series of related transactions permitted under the Second A&R Note if as a result thereof such Note Guarantor ceases to be a Subsidiary or becomes an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited under the Second A&R Note), provided that if any Note Guarantor ceases to constitute a wholly-owned Subsidiary, such Note Guarantor shall not be released from its Note Guaranty unless (A) such Note Guarantor is no longer a direct or indirect Subsidiary of the Issuer or (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Issuer is deemed to have made a new Investment in such Person (as if such Person was then newly acquired); it being understood that this proviso shall not limit the release of any Note Guarantor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a wholly-owned Subsidiary of the Issuer (this proviso, the “Specified Guarantor Release Provision”) and/or (ii) upon the occurrence of the earlier of (x) the date on which the Second A&R Note has been fully converted in accordance with the terms of the Second A&R Note and (y) the Maturity Date and (b) any Note Guarantor that meets the definition of “Excluded Subsidiary” (subject to the Specified Guarantor Release Provision) shall be released by the Noteholder promptly following the request therefor by the Issuer, subject, if applicable, to the Specified Guarantor Release Provision.

(b)  Notwithstanding anything in this Note Guaranty or the Second A&R Note to the contrary, the Noteholder will release any Lien granted to or held by the Noteholder upon any Collateral, pursuant to the Collateral Documents (A) upon the occurrence of the earlier of (i) the date on which the Second A&R Notes have been fully converted in accordance with the terms thereof and (ii) the Maturity Date, (B) constituting property sold or to be sold or otherwise Disposed of as part of or in connection with any Disposition permitted under the Second A&R Note or under any Finance Document or to which the Noteholder has consented, (C) that does not constitute (or ceases to constitute) Collateral, (D) in accordance with Section 12 of the Note Purchase Agreement (E) otherwise pursuant to and in accordance with the provisions of any applicable Finance Document or (F) if approved, authorized or ratified in writing by the Noteholder.

(c)  In connection with any such release, the Noteholder shall promptly execute and deliver to any Note Guarantor, at such Note Guarantor’s expense, (i) all UCC termination statements and/or UCC amendments and similar documents that such Note Guarantor shall reasonably request to evidence and/or effectuate such termination or release, (ii) all PPSA termination statements and/or PPSA amendments and similar documents that such Note Guarantor shall reasonably request to evidence and/or effectuate such termination or release and (iii) all other documents that such Note Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.14 shall be without recourse to or warranty by the Noteholder (other than as to the Noteholder’s authority to execute and deliver such documents).

SECTION 3.15 Payments. All payments made by any Note Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Issuer under Sections 23(e) of the Second A&R Note.

SECTION 3.16 Notice, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a)  if to any Note Guarantor, addressed to it in care of the Issuer at its address specified in Section 23(a) of the Second A&R Note; or

(b)  if to the Noteholder, at its address specified in Section 23(a) of the Second A&R Note.

SECTION 3.17 Parallel Debt. Section 11(a)(ii) of the Note Purchase Agreement is incorporated herein by reference and shall be deemed to be part of this Note Guaranty. The terms thereof shall constitute valid and binding agreements of each Note Guarantor, enforceable against each Note Guarantor in accordance with the terms under Section 11(a)(ii) of the Note Purchase Agreement. Each Note Guarantor hereby irrevocably and unconditionally undertakes to pay to the Noteholder, as creditor in its own right, the Parallel Debt in relation to its Corresponding Debt.

SECTION 3.18 Judgment Currency. If, for purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures of the Noteholder could purchase the first currency with such other currency on the Business Day preceding the day on which the final judgment is rendered. Each Note Guarantor shall make payment relative to any Guaranteed Obligations in the currency (the “Agreement Currency”) in which such Note Guarantor is required to pay the related Guaranteed Obligations. If a Note Guarantor makes payment relative to its obligations hereunder in a currency (the “Other Currency”) other than the Agreement Currency (whether voluntarily or pursuant to an order or judgement of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liabilities of such Note Guarantor only to the extent that on the Business Day following the receipt by the Noteholder of any sum so due hereunder, the Noteholder may in accordance with normal banking procedures purchase the Agreement Currency with the Other Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Noteholder from such Note Guarantor in the Agreement Currency, such Note Guarantor agrees, as a separate obligation and notwithstanding any judgment, agrees to indemnify the Noteholder against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Noteholder in such currency, the Noteholder agrees to return the amount of any excess to the applicable Note Guarantor (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 3.19 Interest Act (Canada). Each Note Guarantor acknowledges that for the purposes of the Interest Act (Canada) the annual rate of interest payable by it will be determined in accordance with Section 2(c) of the Second A&R Note.

SECTION 3.20 Indemnity. Each Note Guarantor hereby agrees to indemnify the Noteholder and the other Indemnitees, as set forth in Section 8 of the Note Purchase Agreement.

SECTION 3.21 Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Note Guarantors nor the Noteholder shall assert, and each hereby waives, any claim against each other or any Related Party (as defined in the Note Purchase Agreement) thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note Guaranty or any agreement or instrument contemplated hereby.

ARTICLE 4

EFFECTIVE DATE

SECTION 4.01 Effective Date. This Note Guaranty shall not become effective until the Modification Date shall have occurred (the date of such effectiveness, the “Effective Date”). Upon the occurrence of the Effective Date, this Note Guaranty, including the guarantee of the Guaranteed Obligations pursuant to Section 2.01, shall automatically become effective without any further action by any Person party hereto or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Note Guarantor and the Noteholder have executed this Note Guaranty as of the date first above written.

LI-CYCLE AMERICAS CORP., as a Note Guarantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and Chief Executive Officer

LI-CYCLE U.S. INC., as a Note Guarantor

By:	/s/ Carl DeLuca
Name: Carl DeLuca
Title: General Counsel and Corporate Secretary

LI-CYCLE INC., as a Note Guarantor

By:	/s/ Carl DeLuca
Name: Carl DeLuca
Title: General Counsel and Corporate Secretary

LI-CYCLE NORTH AMERICA HUB, INC., as a Note Guarantor

By:	/s/ Carl DeLuca
Name: Carl DeLuca
Title: General Counsel and Corporate Secretary

Signature Page to Note Guaranty

GLENCORE CANADA CORPORATION, as Noteholder

By:	/s/ John Burton
Name: John Burton
Title: Authorised Signatory

Signature Page to Note Guaranty